UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GENPREX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement If Other Than the Registrant)

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GENPREX, INC.

Dell Medical Center, Health Discovery Building

1601 Trinity Street, Building B, Suite 3.322, Austin, TX 78712

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 10, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 annual meeting of stockholders (the “Annual Meeting”) of Genprex, Inc., a Delaware corporation (the “Company”). The meeting will be held on Monday, June 10, 2019 at 10:30 a.m. (local time) at the offices of W2O Group, 507 Calles Street, Suite 112, Austin, TX  78702, for the following purposes:

1.	To elect the Class II director named herein to hold office until the 2022 annual meeting of stockholders.

2.

To ratify the selection by the Audit Committee of our Board of Directors of Daszkal Bolton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 25, 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ Rodney Varner

Rodney Varner

Chief Executive Officer

Austin, Texas

May 3, 2019

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

GENPREX, INC.

Dell Medical School, Health Discovery Building

1601 Trinity Street, Building B, Suite 3.322, Austin, TX 78712

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 10, 2019

The Notice of Annual Meeting, this Proxy Statement and form of proxy are first being mailed on or about May 3, 2019 to all stockholders entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 10, 2019: The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K are also available for viewing, printing, and downloading at the following website: www.proxydocs.com/GNPX.

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT BELOW IS FOR YOUR CONVENIENCE ONLY. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

How do I attend the Annual Meeting?

The meeting will be held on Monday, June 10, 2019 at 10:30 a.m. (local time) at the offices of W2O Group, 507 Calles Street, Suite 112, Austin, TX  78702. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 25, 2019 will be entitled to vote at the Annual Meeting. On this record date, there were 15,531,765 shares of common stock issued and outstanding and entitled to vote, held by 237 holders of record.

Stockholder of Record: Shares Registered in Your Name

If, on April 25, 2019, your shares were registered directly in your name with Genprex’s transfer agent, V Stock Transfer, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card that may be mailed to you, or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on April 25, 2019, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and this Proxy Statement and a voting instruction card are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Proposal 1: To elect Robert W. Pearson as the Class II director to hold office until the 2022 annual meeting of stockholders; and

•

Proposal 2: Ratification of the selection by the Audit Committee of our Board of Directors of Daszkal Bolton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote on those matters in accordance with their best judgment.

How does the Board of Directors recommend I vote on the proposals?

The Board recommends a vote:

•	FOR the election of Robert W. Pearson as the Class II director; and

•

FOR the ratification of the section by the Audit Committee of the Board of Directors of Daszkal Bolton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.

How do I vote?

With respect to the election of Mr. Pearson as the Class II director on the Board of Directors, you may either vote “For” Mr. Pearson to the Board or you may “Withhold” your vote for him. With respect to the ratification of the selection of Daszkal Bolton as the Company’s independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using the proxy card enclosed with this Proxy Statement. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	VOTE IN PERSON: You may come to the Annual Meeting and we will give you a ballot when you arrive.

•

VOTE BY PHONE: To vote over the telephone, dial toll-free 866-356-9132 using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 9, 2019 to be counted.

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VOTE BY INTERNET: You may vote by completing an electronic proxy card at www.proxydocs.com/GNPX. You will be asked to provide the control number from the proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on June 9, 2019 to be counted.

•

VOTE BY PROXY CARD: To vote using a proxy card, simply complete, sign and date the proxy card enclosed with this Proxy Statement and return it promptly in the envelope we have provided or return it to Proxy Tabulator for Genprex, Inc., P.O. Box 8016, Cary, NC 27512-9903. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your brokerage firm, bank, dealer or other agent, you should have received voting instructions from that organization rather than from Genprex. Simply follow the voting instructions provided by the organization to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your brokerage firm, bank, dealer or other agent. Follow the instructions from your broker or bank, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 25, 2019.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of Robert W. Pearson as the Class II director and “For” the ratification of the selection by the Audit Committee of our Board of Directors of Daszkal Bolton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.  If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner and do not instruct your brokerage firm, bank, dealer or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a “routine” matter under applicable rules. Brokers and nominees can use their discretion to vote uninstructed shares with respect to matters that are considered to be routine under applicable rules, but not with respect to non-routine matters. Under applicable rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, including elections of directors (even if not contested). Accordingly, without your instructions your broker or nominee may not vote your shares on Proposal 1, but may vote your shares on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers or other agents for the cost of forwarding proxy materials to beneficial owners.

What if I Receive More Than One Proxy Card or Voting Instruction Form?

If you hold your shares in multiple accounts or registrations, or in both registered and street name, you will receive a proxy card or voting instructions form for each account. Please sign, date and return all proxy cards you receive from the Company. If you choose to vote by proxy via the telephone or the internet, please vote once for each proxy card you receive. Only your latest dated proxy for each account will be voted.

What if I have questions about my Genprex shares or need to change my mailing address?

You may contact our transfer agent, V Stock Transfer, LLC, by telephone at (855) 9VSTOCK or, or by email at info@vstocktransfer.com if you have questions about your Company shares or need to change your mailing address.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•

You may send a timely written notice that you are revoking your proxy to Genprex’s Secretary at Genprex, Inc., Dell Medical School, Health Discovery Building, 1601 Trinity Street, Building B, Suite 3.322, Austin, TX 78712.

•

You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy. Your most recent proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your brokerage firm, bank, dealer or other agent as a nominee, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting, your proposal must be submitted in writing by January 2, 2020.

If you wish to submit a proposal (including a director nomination) that is not to be included in the Company’s proxy materials for next year’s annual meeting, you must do so between February 11, 2020 and March 12, 2020. In the event the date of the 2020 annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review the Company’s amended and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.

Proposals should be addressed to:

Genprex, Inc.

Attn: Corporate Secretary

Dell Medical School, Health Discovery Building

1601 Trinity Street, Building B, Suite 3.322

Austin, TX 78712

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, dealer or other agent holding the shares as to how to vote on matters deemed to be non-routine under applicable rules, the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How are votes counted and how many votes are needed to approve each proposal?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will tabulate the votes at the Annual Meeting and will separately count:

•	With respect to the proposal to elect Robert W. Pearson as the Class II director, votes “For,” “Withhold” and broker non-votes; and

•	With respect to the proposal to ratify the Audit Committee’s selection of Daszkal Bolton LLP as our independent public accounting firm, votes “For” and “Against,” abstentions and broker non-votes.

For the election of directors, the nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected.  The only nominee for Class II director to be considered at the Annual Meeting is Mr. Pearson. Only votes “For” will affect the outcome of Proposal 1.

To be approved, the ratification of the selection of Daszkal Bolton LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2019, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, will have no effect.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What is the quorum requirement?

A quorum of stockholders is necessary to hold the Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, dealer or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission, or SEC, within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF CLASS II DIRECTOR

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has four members. There is one Class II director, Robert W. Pearson, whose term of office expires in 2019. Proxies may not be voted for a greater number of persons than the one nominee, Mr. Pearson, named in this proxy statement. Mr. Pearson, a current director of the Company, was recommended for nomination to the Board at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board. If elected at the Annual Meeting, Mr. Pearson would serve until the 2022 annual meeting of stockholders and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. The only nominee for Class II director to be considered at the Annual Meeting is Mr. Pearson. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Mr. Pearson. If Mr. Pearson becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company. Mr. Pearson has agreed to serve if elected. The Company’s management has no reason to believe that Mr. Pearson will be unable to serve.

Nominee

The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board. However, each member of the Nominating and Corporate Governance Committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Nominee for Election for a Three-Year Term Expiring at the 2022 Annual Meeting

Robert W. Pearson, 56, has served as a member of our Board since July 2012. In June 2009, Mr. Pearson joined W2O Group, a global network of complementary marketing, communications, research and development firms, and has held a number of senior positions at W2O Group, including Chief Technology Officer, President, Vice Chair, and presently Senior Advisor. From March 2012 to February 2017, Mr. Pearson served as President of W2O, and from June 2009 to March 2012 as its Chief Technology & Media Officer. From 2007 to 2009,

Mr. Pearson served as Dell Inc.’s Vice President, Communities and Conversations, and before that as its Vice President, Corporate Group Communications. From 2003 to 2006, Mr. Pearson served as Head of Global Corporate Communications and as Head of Global Pharma Communications at Novartis Pharmaceuticals, where he also served on the Pharma Executive Committee. Before joining Novartis, Mr. Pearson served as President, The Americas and Chair, Healthcare Practice for GCI Group, a global public relations consultancy, and was responsible for creating and building the firm’s global healthcare practice. Mr. Pearson previously served as Vice President of Media and Public Affairs at Rhone-Poulenc Rorer, or RPR (now Sanofi-Aventis) and worked at RPR and Ciba-Geigy in communications and pharmaceutical field sales. Mr. Pearson holds a BA from the University of North Carolina at Greensboro and an MBA from Fairleigh Dickinson University.

Our Nominating and Corporate Governance Committee and Board believe that Mr. Pearson’s senior management experience at international pharmaceutical companies and public relations/ investor relations firms, as well as with start-up businesses, and his knowledge and personal contacts in the pharmaceutical industry, and his business management acumen, make him a valuable member of our Board.

THE BOARD OF DIRECTORS RECOMMENDS

THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MR. PEARSON

AS THE CLASS I DIRECTOR.

Directors Continuing in Office Until the 2020 Annual Meeting

John N. Bonfiglio, PhD, 64, has served as a member of our Board since February 2019. From July 2016 to April 2017, Dr. Bonfiglio served as President and Chief Operating Officer of TapImmune Corporation, a publicly held immune-oncology company. From May 2011 to October 2014, he served as President and Chief Executive Officer of Oragenics, Inc., a publicly held company developing antibiotics against infectious disease treatments for oral mucositis. From October 2010 to May 2011, Dr. Bonfiglio served as President and Chief Executive Officer of Transdel Pharmaceuticals, Inc., a publicly held specialty pharmaceutical company. From January 2007 to February 2010, he served as President and Chief Executive Officer of Argos Therapeutics, Inc., a publicly held immune-oncology company. From November 2005 to December 2006, Dr. Bonfiglio served as an independent consultant to two medical device companies, a therapeutic company and a medical communications company. From January 2003 to October 2005, he served as Chief Executive Officer of The Immune Response Corporation, a publicly held immune-pharmaceutical company. From 2001 to 2002, Dr. Bonfiglio served as Chief Operating Officer and Executive Vice President of Cypress Bioscience, Inc., a publicly held company providing therapeutics and personalized medicine services. From 1997 to 2001, he served as President and Chief Executive Officer of Peregrine Pharmaceuticals, Inc., a publicly held biopharmaceutical company. Dr. Bonfiglio has also held senior management positions with Baxter Healthcare and Allergan, Inc. Dr. Bonfiglio received his BS in chemistry from State University of New York at Stony Brook, a master’s degree and PhD in synthetic organic chemistry from University of California at San Diego and an MBA from Pepperdine University.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Bonfiglio’s more than 30 years of experience in the pharmaceutical and biotechnology industries and his experience in completing financing and licensing transactions make him a valuable member of our Board.

J. Rodney Varner, 62, is a co-founder of Genprex and has served as our Chief Executive Officer and Secretary, and as a member of our Board and as Chairman of our Board since August 2012. Mr. Varner also served as our President until April 10, 2018. Mr. Varner served as a partner of the law firm Wilson & Varner, LLP, since 1991. Mr. Varner has more than thirty-five years of legal experience with large and small law firms, and as outside general counsel of a Nasdaq listed company. Mr. Varner has represented for-profit and non-profit companies at the

Board or senior management levels in a wide variety of contractual, business, tax and securities matters, including technology transfers, licensing, collaboration and research agreements, clinical trial contracts, pharmaceutical and biologics manufacturing and process development contracts, state and federal grants, including NIH and SBA grants, corporate governance and fiduciary issues, and real estate matters. Mr. Varner served as counsel in company formation, mergers and acquisitions, capital raising, other business transactions, protection of trade secrets and other intellectual property, real estate, and business litigation. Mr. Varner is a member of the State Bar of Texas and has been admitted to practice before the United States Court of Appeals for the Fifth Circuit and the United States Tax Court. Mr. Varner received his BBA, with high honors, from Texas A&M University and his J.D. from The University of Texas School of Law.

Our Nominating and Corporate Governance Committee and Board believe that Mr. Varner’s broad legal experience, as well as his position of Chief Executive Officer of the Company, qualifies him to serve as a member of our Board.

Director Continuing in Office Until the 2021 Annual Meeting

David E. Friedman, 55, has served as a member of our Board since August 2012. Since March 2019, Mr. Friedman has served as Head of Strategy and Corporate Projects for Victory Capital Management, Inc., an investment management firm. From August 2010 to December 2018, Mr. Friedman has served as a partner of TCG Group Holdings, an Austin, Texas based SEC-registered investment advisor to separately-managed institutional and private client accounts. In addition, since January 2012, Mr. Friedman has served as a managing partner of ACM Investment Management, which manages hedge fund assets acquired from KeyCorp, the bank holding company parent of KeyBank. From 2006 to 2010, Mr. Friedman served as the Chief Operating Officer of Austin Capital Management, which was owned by KeyCorp, where he led the company’s non-investment functions, including all legal, finance, investor relations, technology and operations teams. Before joining Austin Capital, Mr. Friedman was a Director on the Global Prime Brokerage desk of Citigroup in New York, and an associate at the law firm of Proskauer Rose in its New York headquarters. Mr. Friedman received his BS in management from Tulane University and his JD from Duke University School of Law. He is admitted to the Bar of the State of New York and holds FINRA Series 4, 7, 24 and 63 securities registrations.

Our Nominating and Corporate Governance Committee and Board believe that Mr. Friedman’s unique and valuable mix of high-level and relevant finance, legal and operations experience makes him a well-rounded business leader and a valuable member of our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Under the listing requirements and rules of The Nasdaq Capital Market, independent directors must constitute a majority of a listed company’s Board. In addition, the rules of The Nasdaq Capital Market require that each member of a listed company’s audit, compensation and nominating and governance committee be independent, and that a listed company’s audit committee must have at least three members and a listed company’s compensation committee must have at least two members. Under the rules of The Nasdaq Capital Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), or Rule 10A-3. To be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of a company’s audit committee, the company’s board or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that other than Rodney Varner, our CEO who serves on the Board as the Chairman, each of our directors does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the listing requirements and rules of The Nasdaq Capital Market and under the applicable rules and regulations of the SEC. In making this determination, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Our Chief Executive Officer, Rodney Varner, also currently serves as the Chairman of our Board. The Board does not currently have a lead independent director. We believe that the leadership structure of our Board is appropriate at the present time, in light of the small size of our Board. We believe that the fact that three of the four members of the Board are independent reinforces the independence of the Board in its oversight of our business and affairs, and provides for objective evaluation and oversight of management’s performance, as well as management accountability. In addition, we have a separate chair for each committee of the Board. The chair of each committee is expected to report to the Board from time to time, or whenever so requested by the Board, on the activities of his committee in fulfilling its responsibilities as detailed in its respective charter or specify any shortcomings should that be the case.

Role of the Board in Risk Oversight

The Audit Committee of our Board is primarily responsible for overseeing our risk management processes on behalf of our Board. We expect that the Audit Committee will receive reports from management on at least a quarterly basis regarding our assessment of risks. In addition, the Audit Committee reports regularly to our Board, which also considers our risk profile. The Audit Committee and our Board focus on the most significant risks we face and our general risk management strategies. While our Board oversees our risk management, management is responsible for day-to-day risk management team processes.

Meetings of the Board of Directors

The Board met four times and acted by unanimous written consent seven times during 2018. All directors attended each of the meetings of the Board during 2018. The Audit Committee met two times in 2018, the Compensation Committee met three times in 2018, and the Nominating and Corporate Governance Committee met two times in 2018.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Our Audit Committee consists of John Bonfiglio, David Friedman, and Robert Pearson. The Chair of our Audit Committee is Mr. Friedman, who our Board has determined is an “audit committee financial expert” as that term is defined by applicable SEC rules, and possesses financial sophistication, as defined under the listing standards of The Nasdaq Capital Market. Our Board made a qualitative assessment of Mr. Friedman’s level of knowledge and experience based on a number of factors, including his formal education, experience in finance and other areas, business acumen and independence. Our Board has also determined that each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of their experience in the corporate finance sector. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.genprex.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the year ended December 31, 2018. The Audit Committee met two times during the year ended December 31, 2018.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is defined in the Nasdaq listing standards and Rule 10A-3 of the Exchange Act).

The responsibilities of our Audit Committee include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the Audit Committee report required by SEC rules.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with management of the Company.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

David E. Friedman (Chair)

John N. Bonfiglio

Robert W. Pearson

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee consists of John Bonfiglio, David Friedman, and Robert Pearson. The Chair of our Compensation Committee is Mr. Pearson. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at www.genprex.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the year ended December 31, 2018. The Compensation Committee met three times during the year ended December 31, 2018.

The responsibilities of our Compensation Committee include:

•	reviewing and approving, or recommending that our Board approve, the compensation of our chief executive officer and our other executive officers;

•	reviewing and recommending to our Board the compensation of our directors;

•	selecting independent compensation consultants and advisers and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers; and

•	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans.

Compensation Committee Processes and Procedures

The Compensation Committee discusses and makes recommendations to the Board for annual compensation adjustments, annual bonuses, annual equity awards, and corporate performance objectives. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer.  In the case of the

Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines recommendations to the Board regarding any adjustments to his compensation as well as awards to be granted. The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, compensation data from comparative companies, compensation surveys, and recommendations of any compensation consultant, if applicable.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. The Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, to the extent required by SEC and Nasdaq rules, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

In 2018, after taking into account the six factors prescribed by the SEC and Nasdaq, the Company engaged Longnecker & Associates (“Longnecker”) as its compensation consultant. Longnecker was retained to provide an assessment of the Company’s executive and director compensation programs in comparison to executive and director compensation programs at selected publicly-traded peer companies. As part of its engagement, Longnecker was requested by the Compensation Committee to develop the peer group of comparative companies and to perform analyses of compensation levels for that group. Longnecker developed peer group and related recommendations that were presented to the Compensation Committee for its consideration.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of John Bonfiglio, David Friedman, and Robert Pearson. The Chair of our Nominating and Corporate Governance Committee is Mr. Friedman. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at www.genprex.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the year ended December 31, 2018. The Nominating and Corporate Governance Committee met two times during the year ended December 31, 2018.

The responsibilities of our Nominating and Corporate Governance Committee include:

•	identifying individuals qualified to become members of our Board;

•	recommending to our Board the persons to be nominated for election as directors and for appointment to each of the board’s committees;

•	reviewing and making recommendations to our Board with respect to management succession planning;

•	developing and recommending to our Board corporate governance principles; and

•	overseeing a periodic evaluation of our Board.

The Nominating and Corporate Governance Committee does not set specific criteria for directors but seeks individuals who have the ability to read and understand basic financial statements, the highest personal integrity and ethics, relevant expertise upon which to be able to offer advice and guidance to management, sufficient time to devote to the affairs of the Company, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of the Company’s stockholders. The Nominating and Corporate Governance Committee may modify these qualifications from time to time.  Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.  In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.  The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.  The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects candidates for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Genprex, Inc., Dell Medical School, Health Discovery Building, 1601 Trinity Street, Building B, Suite 3.322, Austin, TX 78712, Attn: Secretary,  no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. In the event the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Submissions must include the name and address of the Company stockholder on whose behalf the submission is made; the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Genprex, Inc., Dell Medical School, Health Discovery Building, 1601 Trinity Street, Building B, Suite 3.322, Austin, TX 78712. These communications will be reviewed by the Secretary of Genprex, who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

ETHICS CODE

We have adopted a written Code of Business Conduct and Ethics, or Ethics Code, that applies to all of our officers, directors and employees. The Ethics Code is available on our website at www.genprex.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the year ended December 31, 2018. If we make any substantive amendments to the Ethics Code or grant any waiver from a provision of the Ethics Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website or in a current report on Form 8-K.

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Daszkal Bolton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Daszkal Bolton has audited the Company’s financial statements since 2012. Representatives of Daszkal Bolton are not expected to be present at the Annual Meeting.

Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Daszkal Bolton as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Daszkal Bolton to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Daszkal Bolton.

Principal Accountant Fees and Services

The following table sets forth the fees billed by Daszkal Bolton LLP for audit, audit-related, tax and all other services rendered for 2018 and 2017:

Fee Category	2018	2017
Audit Fees	$27,750	$25,000
Tax Fees	3,400	3,300
All Other Fees	41,732	31,100
Total Fees	$72,882	$59,400

Audit Fees.    Audit fees consist of fees billed for the audit of our annual consolidated financial statements and the review of the interim consolidated financial statements.

Tax Fees.    Tax fees consist of aggregate fees for tax compliance and tax advice, including the review and preparation of our various jurisdictions' income tax returns.

Other Fees. Other fees consist of common accounting services that are provided in connection with registration statements, including the registration statement for our initial public offering. Included in the 2018 audit fees is $34,232 of fees billed in connection with our initial public offering in April 2018.

The Board of Directors pre-approved all services performed.

In connection with the audit of the 2018 financial statements, the Company entered into an engagement agreement with Daszkal Bolton, LLP that sets forth the terms on which Daszkal Bolton would perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Daszkal Bolton. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.

The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Daszkal Bolton is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE RATIFICATION OF THE SELECTION OF DASZKAL BOLTON LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019

EXECUTIVE OFFICERS

J. Rodney Varner is a co-founder of Genprex and has served as our Chief Executive Officer and Secretary, and as a member of our Board and as Chairman of our Board since August 2012. For additional information about

Mr. Varner’s experience and education, see above under “Directors Continuing in Office until the 2020 Annual Meeting.”

Julien L. Pham, MD, MPH, 42, has served as our Chief Operating Officer since October 2016 and as our President since April 10, 2018. In March 2013, Dr. Pham co-founded RubiconMD, a healthcare IT company that connects primary care providers to specialists for additional guidance and opinions on medical cases, and served as its Chief Medical Officer from March 2013 to September 2016. Prior to co-founding RubiconMD, Dr. Pham served on the faculty at Harvard Medical School’s Brigham and Women’s Hospital, where he joined as a fellow in July 2008 and became an Associate Physician in the Division of Nephrology in August 2011. Dr. Pham has over fifteen years of leadership experience in clinical settings and in emerging medical technology companies. During this time, he has held various research and teaching positions including Chief Residency in Internal Medicine and Pediatrics at the University of Illinois at Chicago Medical Center, and has received multiple awards including excellence in teaching awards from AOA and Harvard Medical School. He is a board-certified internal medicine doctor and nephrologist. Dr. Pham has received NIH research funding for translational research while at Harvard Medical School, and he has published in basic science, translational, and health policy fields. He holds a BS in Cell and Molecular Biology from University of Washington and received his MD from the University of Washington School of Medicine and his MPH at the Harvard School of Public Health.

Ryan M. Confer 38, has served as our Chief Financial Officer since September 2016. From December 2013 through September 2016, he served as our Chief Operating and Financial Officer, and from June 2011 to December 2013 as our business Manager. Mr. Confer has served us in a variety of strategic, operations, and finance capacities since our inception in 2009 both as a consultant through his own firm, Confer Capital, Inc., and as an employee. Mr. Confer has over ten years of entrepreneurial and executive experience in planning, launching, developing, and growing emerging technology companies. He has served in c-level and vice president roles for non-profit and for-profit entities since 2008. Most notably, Mr. Confer served as VP of Customer Experience and then later as VP of Strategy for KaiNexus Inc., an emerging technology company that develops continuous improvement software. Prior to his entrepreneurial experience, Mr. Confer served as a business development consultant for the University of Texas at Austin’s IC2 Institute, an international thinktank and incubator, where he focused on evaluating the commercialization potential of nascent technologies in emerging growth markets. Mr. Confer holds a BS in finance and legal studies from Bloomsburg University of Pennsylvania and an MS in technology commercialization from the McCombs School of Business at the University of Texas at Austin.

Each of Mr. Varner, Dr. Pham and Mr. Confer is currently a full-time employee of Genprex. Mr. Varner spends fewer than 10 hours per month on duties relating to Wilson & Varner, LLP; Dr. Pham spends fewer than 10 hours per month in continuing medical practice to comply with licensing requirements; and Mr. Confer spends fewer than 10 hours per month providing financial consulting services to other companies that are not competitive with us.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the SEC. Officers, directors and stockholders holding more than ten percent (10%) of the outstanding capital stock of the Company (“10% Holders”) are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

During the fiscal year ended December 31, 2018, all of our executive officers, directors, and 10% Holders filed the required reports; however, Rodney Varner, Julien Pham, Ryan Confer, David Friedman, Robert Pearson, Christy Mallinson Nance, Viet-An Hoan Ly and Jack A. Roth each filed one Form 3 one day late, Rodney Varner filed two Forms 4 late, and Julien Pham, David Friedman, Robert Pearson, Christy Mallison Nance and Jack A. Roth each filed one Form 4 late.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information available to us with respect to the beneficial ownership of our common stock as of April 25, 2019, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current executive officers and directors as a group.

The table lists applicable percentage ownership based on 15,531,765 shares of common stock outstanding as of April 25, 2019. Options and warrants to purchase shares of our common stock that are exercisable within 60 days of April 25, 2019, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Genprex, Inc., Dell Medical School, Health Discovery Building, 1601 Trinity Street, Building B, Suite 3.322, Austin, Texas 78712.

	Shares Beneficially Owned
Beneficial Owner	Number	Percentage
5% or Greater Stockholders
Christy Mallinson Nance (1)	3,167,694	20.19%
Jack A. Roth, MD, FACS (2)	1,500,235	9.65%
Texas Treasury Safekeeping Trust Company (3)	1,235,219	7.96%
Viet-An Hoan Ly and affiliated entities (4)	1,217,067	7.29%
Hudson Bay Master Fund, Ltd. (5)	1,141,870	6.85%
Sabby Volatility Warrant Master Fund, Ltd. (6)	807,862	4.99%

Directors and Named Executive Officers
J. Rodney Varner (7)	3,441,213	20.47%
Ryan M. Confer (8)	652,629	4.05%
David E. Friedman (9)	509,423	3.18%
Robert W. Pearson (10)	509,423	3.18%
Julien L. Pham (11)	275,596	1.74%
John N. Bonfiglio (12)	45,976	*
All current executive officers and directors as a group (6 persons)(7)(8)(9)(10)(11)(12)	5,434,260	29.01%

*	Represents beneficial ownership of less than 1%.
(1)

Includes 2,956,298 shares of common stock held by Domecq Sebastian, LLC and 161,396 shares of common stock that Domecq Sebastian, LLC has the right to acquire from us within 60 days of April 25, 2019 pursuant to the exercise of stock options. Domecq Sebastian, LLC is affiliated with David Nance, a former director and officer who is now deceased. Christy Mallinson Nance holds voting and dispositive power of the securities held by Domecq Sebastian, LLC. The address of Domecq Sebastian, LLC is 8203 Scenic Ridge Cove, Austin, Texas 78735.

(2)

Includes 646,960 shares of common stock held by JREG Investments, Ltd. with respect to which Dr. Roth holds voting and dispositive power, and 10,000 shares of common stock that Dr. Roth has the right to acquire from us within 60 days of April 25, 2019, pursuant to a consulting agreement between Dr. Roth and us. Dr. Roth holds voting and dispositive power over the shares held by JREG Investments, Ltd. The address of JREG Investments, Ltd. and of Dr. Roth is 6516 Brompton Road, Houston, Texas 77005.

(3)

Paul Ballard, the Chief Executive Officer of the Texas Treasury Safekeeping Trust Company, holds voting and dispositive power of the securities held by the Texas Treasury Safekeeping Trust Company. The address of the Texas Treasury Safekeeping Trust Company is 208 East 10th Street, Austin, Texas 78701.

(4)

Includes (a) 30,200 shares of common stock held by Tangle Trade Management LLC, (b) 3,154 shares of common stock held by Blackbox Data LLC, (c) 9,023 shares of common stock held by New Path Mining LLC, (d) 542,656 shares of common stock that Mr. Ly has the right to acquire from us within 60 days of April 25, 2019 pursuant to the exercise of a warrant, (e) 425,000 shares of common stock that Cancer Revolution LLC has the right to acquire from us within 60 days of April 25, 2019 pursuant to the exercise of a warrant, (f) 144,352 shares of common stock that Inception Capital Management, LLC has the right to acquire from us within 60 days of April 25, 2019 pursuant to the exercise of a warrant, and (g) 56,815 shares of common stock that Mr. Ly has the right to acquire from us within 60 days of April 25, 2019 pursuant to the exercise of stock options. Viet-An Hoan Ly holds voting and dispositive power over the shares held by Tangle Trade

Management LLC, Blackbox Data LLC, New Path Mining LLC, Cancer Revolution, LLC, and Inception Capital Management, LLC. The address of each of these entities and of Mr. Ly is 5400 Carillon Point Road, Building 5000, Kirkland, Washington 98033.

(5)

Beneficial ownership is based on information contained in Schedule 13G filed on February 1, 2019, by Hudson Bay Capital Management, LP. Beneficial ownership consists of shares of common stock issuable upon exercise of a warrant that are subject to a 9.99% ownership blocker, pursuant to which shares of our common stock may not be issued to the extent such issuance would cause Hudson Bay Master Fund, Ltd. to beneficially own more than 9.99% of our outstanding common stock. The share ownership numbers and percentages in the table above reflect this 9.99% blocker. As of April 25, 2019, Hudson Bay Master Fund, Ltd. holds a warrant to purchase 1,141,870 shares of our common stock. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Sander Gerber disclaims beneficial ownership over these securities.

(6)

Beneficial ownership includes shares of common stock and shares of common stock issuable upon exercise of a warrant that are subject to a 4.99% ownership blocker, pursuant to which shares of our common stock may not be issued to the extent such issuance would cause Sabby Volatility Warrant Master Fund, Ltd. to beneficially own more than 4.99% of our outstanding common stock.  The share ownership numbers and percentages for Sabby Volatility Warrant Master Fund, Ltd. in the table above reflect this 4.99% blocker. As of April 25, 2019, Sabby Volatility Warrant Master Fund, Ltd. holds a warrant to purchase 1,141,870 shares of our common stock and has the right to acquire from us 150,000 shares of our common stock. Sabby Management, LLC is the investment manager of Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. The address of principal business office of Sabby Volatility Warrant Master Fund, Ltd., Sabby Management, LLC and Hal Mintz is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458. Sabby Volatility Warrant Master Fund, Ltd. is not a registered broker-dealer or an affiliate of a registered broker-dealer.

(7)

Includes (a) 1,614,152 shares of common stock held by Laura Lane Biosciences, LLC and (b) 1,282,326 shares of common stock that Mr. Varner has the right to acquire from us within 60 days of April 25, 2019 pursuant to the exercise of stock options. Mr. Varner holds voting power over the shares held by Laura Lane Biosciences, LLC.

(8)	Includes 579,103 shares of common stock that Mr. Confer has the right to acquire from us within 60 days of April 25, 2019 pursuant to the exercise of stock options.
(9)	Consists of 509,423 shares of common stock that Mr. Friedman has the right to acquire from us within 60 days of April 25, 2019 pursuant to the exercise of stock options.
(10)	Consists of 509,423 shares of common stock that Mr. Pearson has the right to acquire from us within 60 days of April 25, 2019 pursuant to the exercise of stock options.
(11)	Includes 275,096 shares of common stock that Dr. Pham has the right to acquire from us within 60 days of April 25, 2019 pursuant to the exercise of stock options.
(12)	Consists of 45,976 shares of common stock that Dr. Bonfiglio has the right to acquire from us within 60 days of April 25, 2019 pursuant to the exercise of stock options.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Our named executive officers for the year ended December 31, 2018, which consist of our principal executive officer and our two other most highly compensated executive officers, are:

•	J. Rodney Varner, our Chief Executive Officer;

•	Julien L. Pham, M.D., M.P.H., our President and Chief Operating Officer; and

•	Ryan M. Confer, our Chief Financial Officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
J. Rodney Varner	2018	337,500	165,375	-	953,721	27,545	1,484,141
Chief Executive Officer	2017	300,000	-	-	-	34,069	334,069
Julien L. Pham	2018	315,000	125,205	-	109,076	13,256	562,537
President and Chief Operating Officer	2017	285,000	-	-	-	16,515	301,515
Ryan M. Confer	2018	225,000	120,000	-	1,153,253	13,229	1,511,482
Chief Financial Officer	2017	180,000	-	388,630	-	16,492	585,122

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2018 and of the stock award granted in 2017. These amounts have been computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are described in Note 5 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)

This column reflects medical and term life insurance premiums paid by us on behalf of each of the named executive officers. The insurance benefits are provided to the named executive officers on the same terms as provided to all of our regular full-time employees. For more information regarding these benefits, see below under “—Perquisites, Health, Welfare and Retirement Benefits.”

Annual Base Salary

The base salary of our named executive officers is generally determined and approved periodically or in connection with the commencement of employment of the executive, by our Board. As of December 31, 2018, base salaries for our named executive officers, which became effective as of April 13, 2018 for Mr. Varner and Mr. Confer, and as of May 23, 2018 for Dr. Pham, are provided below.

Name	2018 Base Salary ($)
J. Rodney Varner	350,000
Julien Pham	325,000
Ryan Confer	240,000

Bonus Compensation

From time to time our Board or Compensation Committee may approve bonuses for our named executive officers based on individual performance, company performance or as otherwise determined appropriate. In 2018, our executive officers were not entitled to any target or minimum bonus and no specific performance goals or bonus program were established for our named executive officers.

Pursuant to their respective employment agreements, each of Mr. Varner, Dr. Pham and Mr. Confer is eligible to receive an annual cash bonus upon the achievement of performance objectives mutually agreed between the executive and the Board. In December 2018, the Board, based on the analysis of Longnecker and the recommendations of the Compensation Committee, awarded bonuses to our named executive officers based on an evaluation of corporate and individual performance during 2018. Mr. Varner was awarded a bonus of $165,375, Dr. Pham was awarded a bonus of $125,205 and Mr. Confer was awarded a bonus of $120,000.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our named executive officers. The Board is responsible for approving equity grants. Stock options were the only form of equity awards we granted to our named executive officers in 2018.

We have historically used stock options as an incentive for long-term compensation to our named executive officers because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, which exercise price is set at no less than the fair market value of our common stock on the date of grant. We may grant equity awards at such times as our Board determines appropriate. Our executives generally are awarded an initial grant in the form of a stock option in connection with their commencement of employment with us. Additional grants may be made periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

Prior to the initial public offering of our common stock, we granted all stock options pursuant to our 2009 Equity Incentive Plan. Following our initial public offering, we will grant equity incentive awards under the terms of our 2018 Equity Incentive Plan (the “2018 Plan”).

All options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. See “—Outstanding Equity Awards at Fiscal Year-End.”

In May 2018, the Board granted options to purchase 659,346 shares to Dr. Pham and options to purchase 327,236 shares to Mr. Confer. Each of these options was granted under the 2018 Plan, and each has an exercise price of $9.80 per share, the closing price of our common stock as reported on The Nasdaq Capital Market on May 23, 2018, the date of grant.  One-half of the options granted to Dr. Pham vest upon the accomplishment of certain milestones within time periods specified by the Board; the other half of the options granted to Dr. Pham vest according to the following schedule: one-third of the options vested on the first anniversary of the date of grant, and the remaining two-thirds of the options vest in equal quarterly installments over the two years following the first anniversary of the date of grant, subject in each case to Dr. Pham’s continued service to us. The options granted to Mr. Confer vest according to the following schedule: one-third of the options vested on the date of grant, and the remaining two-thirds of the options vest in equal quarterly installments over the three years following the date of grant, subject in each case to Mr. Confer’s continued service to us. In November 2018, the Board granted options to purchase 551,284 shares to Mr. Varner, with an exercise price of $2.15 per share, the closing price of our common stock as reported on The Nasdaq Capital Market on October 1, 2018, which was higher than the closing price of our common stock as reported on the Nasdaq Capital Market on the date of grant.  The options granted to Mr. Varner were fully vested on the date of grant.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2018.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans, excluding securities reflected in column (a) (c) (1)
Equity compensation plans approved by security holders:	5,921,780	$2.89	2,461,118
Equity compensation plans not approved by security holders (2):	1,542,412	$5.08	-
Total	7,464,192		2,461,118

(1)

Includes the 2018 Plan, the 2009 Plan and our 2018 Employee Stock Purchase Plan (the “ESPP”).  An aggregate of 208,050 shares under column (c) have been reserved for issuance under the ESPP as of December 31, 2018; however, the ESPP will not become effective until the Board determines to make this benefit available to employees.

(2)

Consists of warrants issued to providers of consulting services to us.  Pursuant to agreements entered into with other providers of consulting services to us, we issued an aggregate of 200,009 shares of our common stock in 2018.  Pursuant to these agreements, we are obligated to issue to these providers of consulting services additional shares of our common stock, as follows:  5,000 shares per calendar quarter to one provider; 35,000 shares every three months after October 31, 2018 to a second provider; shares having a value of $50,000 every three months after November 17, 2018 to a third provider; and 24,000 shares every two months after November 26, 2018 to a fourth provider.  Does not include (a) warrants to purchase an aggregate of 38,400 shares of our common stock at an exercise price of $6.25 per share issued to the underwriter of our initial public offering in 2018, or (b) warrants to purchase an aggregate of 2,283,740 shares of our common stock at an exercise price equal to $4.25 per share issued to the investors in our private placement in 2018.

Agreements with Named Executive Officers

Employment Agreement with Rodney Varner

In April 2018, we entered into an employment agreement with Mr. Varner, our Chief Executive Officer. Mr. Varner’s employment under the agreement is at will and may be terminated at any time by us or by him. Under the terms of the agreement, Mr. Varner is initially entitled to receive an annual base salary of $350,000. The agreement provides that the Company may pay Mr. Varner a bonus as described above under “—Bonus Compensation” and provides that the Company may grant to Mr. Varner options to purchase shares of our common stock.

The agreement provides that during the term of Mr. Varner’s employment with us and for one year after the termination of his employment, Mr. Varner will not encourage any of our employees or consultants to leave Genprex and will not compete or assist others to compete with us.

If, prior to a change of control, we terminate Mr. Varner’s employment without cause or if Mr. Varner resigns for good reason, and Mr. Varner delivers to us a signed settlement agreement and general release of claims, we are obligated to pay Mr. Varner: (i) a severance payment equal to 18 months of Mr. Varner’s base salary then in effect; (ii) a payment equal to Mr. Varner’s then applicable annual target bonus, calculated at full attainment; (iii) reimbursement of COBRA premium payments made by Mr. Varner for the 12 months following such termination; and (iv) acceleration as to 100% of Mr. Varner’s unvested equity awards from us, subject in the case of (i) and (ii) to our having at least $5 million in cash or cash equivalents and a net worth of at least $5 million on the date of termination.

If, within 12 months following a change of control, Mr. Varner’s employment is terminated without cause or Mr. Varner resigns for good reason, and he delivers to us a signed settlement agreement and general release of claims, we are obligated to pay Mr. Varner: (i) a severance payment equal to 18 months of Mr. Varner’s base salary then in effect; (ii) a payment equal to Mr. Varner’s then applicable target bonus for 18 months, calculated at full attainment; (iii) reimbursement of COBRA premium payments made by Mr. Varner for the 18 months following such termination; and (iv) acceleration as to 100% of Mr. Varner’s unvested equity awards from us, subject in the case of (i) and (ii) to our having at least $5 million in cash or cash equivalents and a net worth of at least $5 million on the date of termination.

For the purposes of Mr. Varner’s employment agreement, “cause” means the occurrence of any of the following events: (i) a determination by our Board that Mr. Varner’s performance is unsatisfactory after there has been delivered to him a written demand for performance which describes the specific deficiencies in his performance and the specific manner in which his performance must be improved, and which provides 30 business days from the date of notice to remedy such performance deficiencies; (ii) Mr. Varner’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude which our Board reasonably finds has had or will have a detrimental effect on our reputation or business; (iii) Mr. Varner’s engaging in an act of gross negligence or willful misconduct in the performance of his employment obligations and duties that materially harms us; (iv) Mr. Varner’s committing an act of fraud against, material misconduct or willful misappropriation of property belonging to us; or (v) Mr. Varner’s material breach of his confidentiality, invention assignment and noncompetition agreement with us or of any other unauthorized misuse of our trade secrets or proprietary information.

For purposes of Mr. Varner’s employment agreement, “good reason” means the occurrence of any of the following taken without Mr. Varner’s written consent and conditioned on (a) his providing us with notice of the basis for such resignation for good reason, (b) our failure to cure the event constituting good reason within 30 days after notice and (c) his termination of his employment within 30 days following the expiration of the cure period: (i) a material change in Mr. Varner’s position, titles, offices or duties; (ii) an assignment of any significant duties to

Mr. Varner that are inconsistent with his positions or offices held under his employment agreement; (iii) a decrease in Mr. Varner’s then current annual base salary by more than 10% (other than in connection with a general decrease in the salary of all of our other similarly situated employees); or (iv) the relocation of Mr. Varner to a facility or a location more than 50 miles from his then current location.

Amended and Restated Employment Agreement with Julien L. Pham, MD, MPH

On May 23, 2018, we entered into an amended and restated employment agreement with Julien L. Pham, MD, MPH, our President and Chief Operating Officer. Dr. Pham’s employment under the agreement is at will and may be terminated at any time by us or by him. Under the terms of the agreement, Dr. Pham is initially entitled to receive an annual base salary of $325,000. Dr. Pham is also entitled to receive a bonus upon the achievement of performance objectives agreed upon between our Board and Dr. Pham. The amount of the bonus for 2018 is up to 33.33% of Dr. Pham’s then-current base salary; the amount of the bonus after 2018 will be determined by our Board. The agreement provides for a grant of options to Dr. Pham as described above under “—Equity-Based Incentive Awards” and provides that the Company may grant to Dr. Pham additional options to purchase shares of our common stock.

The agreement provides that during the term of Dr. Pham’s employment with us and for one year after the termination of his employment, Dr. Pham will not encourage any of our employees or consultants to leave Genprex and will not compete or assist others to compete with us.

If, prior to a change of control, we terminate Dr. Pham’s employment without cause or if Dr. Pham resigns for good reason, and Dr. Pham delivers to us a signed settlement agreement and general release of claims, we are obligated to pay Dr. Pham: (i) a severance payment equal to 12 months of Dr. Pham’s base salary then in effect; (ii) a payment equal to Dr. Pham’s then applicable annual target bonus, calculated at full attainment; (iii) reimbursement of COBRA premium payments made by Dr. Pham for the 12 months following such termination; and (iv) acceleration as to 100% of Dr. Pham’s Time Based Options, subject in the case of (i) and (ii) to our having at least $5 million in cash or cash equivalents and a net worth of at least $5 million on the date of termination.

If, within 12 months following a change of control, Dr. Pham’s employment is terminated without cause or Dr. Pham resigns for good reason, and he delivers to us a signed settlement agreement and general release of claims, we are obligated to pay Dr. Pham: (i) a severance payment equal to 12 months of Dr. Pham’s base salary then in effect; (ii) a payment equal to Dr. Pham’s then applicable annual target bonus, calculated at full attainment; (iii) reimbursement of COBRA premium payments made by Dr. Pham for the 12 months following such termination; and (iv) acceleration as to 100% of Dr. Pham’s unvested equity awards from us, subject in the case of (i) and (ii) to our having at least $5 million in cash or cash equivalents and a net worth of at least $5 million on the date of termination.

For the purposes of Dr. Pham’s employment agreement, “cause” means the occurrence of any of the following events: (i) a determination by our Board that Dr. Pham’s performance is unsatisfactory after there has been delivered to him a written demand for performance which describes the specific deficiencies in his performance and the specific manner in which his performance must be improved, and which provides 30 business days from the date of notice to remedy such performance deficiencies; (ii) Dr. Pham’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude which our Board reasonably finds has had or will have a detrimental effect on our reputation or business; (iii) Dr. Pham’s engaging in an act of gross negligence or willful misconduct in the performance of his employment obligations and duties that materially harms us; (iv) Dr. Pham’s committing an act of fraud against, material misconduct or willful misappropriation of property belonging to us; or (v) Dr. Pham’s material breach of his confidentiality, invention assignment and noncompetition agreement with us or of any other unauthorized misuse of our trade secrets or proprietary information.

For purposes of Dr. Pham’s employment agreement, “good reason” means the occurrence of any of the following taken without Dr. Pham’s written consent and conditioned on (a) his providing us with notice of the basis for such resignation for good reason, (b) our failure to cure the event constituting good reason within 30 days after notice and (c) his termination of his employment within 30 days following the expiration of the cure period: (i) a material change in Dr. Pham’s position, titles, offices or duties other than as provided in the agreement; (ii) an assignment of any significant duties to Dr. Pham that are inconsistent with his positions or offices held under his employment agreement; (iii) a decrease in Dr. Pham’s then current annual base salary (other than in connection with a general decrease in the salary of all of our other similarly situated employees); or (iv) the requirement that Dr. Pham relocate his personal residence to a location more than 50 miles from his then current residence.

Employment Agreement with Ryan Confer

In April 2018, we entered into an employment agreement with Mr. Confer, our Chief Financial Officer. Mr. Confer’s employment under the agreement is at will and may be terminated at any time by us or by him. Under the terms of the agreement, Mr. Confer is initially entitled to receive an annual base salary of $240,000. The agreement provides that the Company may pay Mr. Confer a bonus as described above under “—Bonus Compensation” and provides that the Company may grant to Mr. Confer options to purchase shares of our common stock.

The agreement provides that during the term of Mr. Confer’s employment with us and for one year after the termination of his employment, Mr. Confer will not encourage any of our employees or consultants to leave Genprex and will not compete or assist others to compete with us.

If we terminate Mr. Confer’ employment without cause or if Mr. Confer resigns for good reason, and Mr. Confer delivers to us a signed settlement agreement and general release of claims, we are obligated to pay Mr. Confer: (i) a severance payment equal to 12 months of Mr. Confer’ base salary then in effect; (ii) a payment equal to Mr. Confer’s then applicable annual target bonus, calculated at full attainment; (iii) reimbursement of COBRA premium payments made by Mr. Confer for the 12 months following such termination; and (iv) acceleration as to 100% of Mr. Confer’s unvested equity awards from us, subject in the case of (i) and (ii) to our having at least $5 million in cash or cash equivalents and a net worth of at least $5 million on the date of termination.

For the purposes of Mr. Confer’s employment agreement, “cause” means the occurrence of any of the following events: (i) a determination by our Board that Mr. Confer’s performance is unsatisfactory after there has been delivered to him a written demand for performance which describes the specific deficiencies in his performance and the specific manner in which his performance must be improved, and which provides 30 business days from the date of notice to remedy such performance deficiencies; (ii) Mr. Confer’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude which our Board reasonably finds has had or will have a detrimental effect on our reputation or business; (iii) Mr. Confer’s engaging in an act of gross negligence or willful misconduct in the performance of his employment obligations and duties that materially harms us; (iv) Mr. Confer’s committing an act of fraud against, material misconduct or willful misappropriation of property belonging to us; or (v) Mr. Confer’s material breach of his confidentiality, invention assignment and noncompetition agreement with us or of any other unauthorized misuse of our trade secrets or proprietary information.

For purposes of Mr. Confer’s employment agreement, “good reason” means the occurrence of any of the following taken without Mr. Confer’s written consent and conditioned on (a) his providing us with notice of the basis for such resignation for good reason, (b) our failure to cure the event constituting good reason within 30 days after notice and (c) his termination of his employment within 30 days following the expiration of the cure period: (i) a material change in Mr. Confer’s position, titles, offices or duties; (ii) an assignment of any significant duties to Mr. Confer that are inconsistent with his positions or offices held under his employment agreement; (iii) a decrease in Mr. Confer’s then current annual base salary by more than 10% (other than in connection with a general decrease in the salary of all of our other similarly situated employees); or (iv) the relocation of Mr. Confer to a facility or a location more than 50 miles from his then current location.

Any potential payments and benefits due upon a qualifying termination of employment or a change in control are further described below under “—Potential Payments and Benefits upon Termination or Change in Control.”

Potential Payments and Benefits upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, each named executive officer is entitled to receive amounts earned during his term of service, including unpaid salary. In addition, each Mr. Varner, Dr. Pham and Mr. Confer is entitled to receive certain benefits upon our termination of his employment without cause or his resignation for good reason, and Mr. Varner is entitled to receive certain additional benefits upon such a termination or resignation within 12 months after a change of control, all as provided above under “—Agreements with Named Executive Officers.”

Each of our named executive officers holds stock options that were granted subject to the general terms and termination and change in control provisions of our 2009 Equity Incentive Plan and our 2018 Equity Incentive Plan. A description of the termination and change in control provisions in our 2009 Plan and 2018 Plan and applicable to the stock options granted to our named executive officers is provided below under “—Equity Benefit Plans” and “—Outstanding Equity Awards at Fiscal Year-End” and above under “—Equity-Based Incentive Awards.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to our named executive officers that were outstanding as of December 31, 2018.

	Option Awards (1)
Name	Grant Date	Number of securities underlying unexercised option (#) exercisable	Number of securities underlying unexercised option (#) unexercisable		Option exercise price ($)(2)	Option expiration date
J. Rodney Varner	4/11/2016	645,572	—		$0.96	4/10/2026
	11/2/2018	551,284	—		$2.15	11/1/2028
Julien Pham	11/3/2016	88,183	74,617	(3)	$5.29	11/2/2026
	5/23/2018	—	329,673	(4)	$9.80	5/22/2028
	5/23/2018	—	329,673	(5)	$9.80	5/22/2018
Ryan Confer	7/25/2012	116,973	—		$0.01	7/25/2022
	4/11/2016	161,396	—		$0.96	4/10/2026
	11/3/2016	86,894	—		$5.29	11/2/2026
	5/23/2018	145,429	181,807	(6)	$9.80	5/22/2028

(1)

All of the outstanding stock option awards were granted under and subject to the terms of our 2009 Equity Incentive Plan, or 2018 Equity Incentive Plan, as applicable, described below under “-- Equity Benefit Plans”. As of December 31, 2018, each option award becomes exercisable as it becomes vested and all vesting is subject to the executive’s continuous service with us through the vesting dates and the potential vesting acceleration described above under “—Potential Payments and Benefits upon Termination or Change in Control.”

(2)

All of the stock option awards were granted with a per share exercise price no less than the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board.

(3)	3,392 shares will vest each month until October 25, 2020.
(4)	Shares subject to this option will vest upon the accomplishment of certain milestones within time periods specified by the Board.
(5)	109,880 shares will vest on the first anniversary of May 23, 2018, and 27,474 shares will vest every quarter thereafter ending on May 23, 2021.
(6)	109,068 shares vested on May 23, 2018, and 18,181 shares will vest every quarter thereafter ending on May 23, 2021.

Option Repricings

We did not engage in any repricings or other modifications or cancellations of any of our named executive officers’ outstanding equity awards during the fiscal year ended December 31, 2018.

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers, during their employment with us, are eligible to participate in our employee benefit plans, including our medical, dental, vision, employee whole life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We do not provide a 401(k) plan to our employees at this time.

We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. We do, however, pay the premiums for medical, dental, vision, employee whole life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. Our Board may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Prohibition Against Speculative Trading

Our insider trading policy prohibits our officers, directors, other employees or consultants from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock at any time. In addition, none of our executives, directors, other employees or consultants may margin, or make any offer to margin, or otherwise pledge as security, any of our stock, including without limitation, borrowing against such stock, at any time.

Equity Benefit Plans

2018 Equity Incentive Plan

Our Board and stockholders approved and adopted our 2018 Equity Incentive Plan in April 2018. The 2018 Plan became effective on April 3, 2018, upon the closing of the initial public offering of our common stock. No further grants will be made under the 2009 Plan.

Stock Awards. The 2018 Plan provides for the grant of incentive stock options, or ISOs, nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance based stock awards, and other forms of equity compensation, which we refer to collectively as stock awards. Additionally, the 2018 Plan provides for the grant of performance cash awards. ISOs may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants of us and our affiliates.

Share Reserve. Initially, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2018 Plan is 6,788,749 shares, which is the sum of (1) 3,605,037 new shares, plus (2) 554,963 shares reserved for issuance under our 2009 Plan at the time our 2018 Plan became effective, plus (3) up to 2,628,749 shares subject to outstanding stock options or other stock awards that would have otherwise returned to our 2009 Plan (such as upon the expiration or termination of a stock award prior to vesting). As of December 31, 2018, stock options granted under our 2009 Plan covering a total of 2,582,965 shares, and stock options granted under our 2018 Plan covering a total of 1,952,716 shares were outstanding, and a total of 2,253,068 shares remained available for issuance under our 2018 Plan. The number of shares of our common stock reserved for issuance under our 2018 Plan will automatically increase on January 1 of each year, beginning on January 1, 2019 and continuing through and including January 1, 2028, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. The maximum number of shares that may be issued upon the exercise of ISOs under our 2018 Plan is 8,320,000 shares.

No person may be granted stock awards covering more than 1,040,000 shares of our common stock under our 2018 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted in a calendar year a performance stock award covering more than 2,080,000 shares or a performance cash award having a maximum value in excess of $2,000,000. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to any covered executive officer imposed by Section 162(m) of the Code. In addition, the maximum number of shares of our common stock subject to stock awards granted under the 2018 Plan during any one calendar year to any non-employee director will not exceed $1,000,000 in total value, or, with respect to the calendar year in which a non-employee director is first appointed or elected to our Board, $2,000,000.

If a stock award granted under the 2018 Plan expires or otherwise terminates for any reason prior to exercise or settlement, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2018 Plan. In addition, the following types of shares under the 2018 Plan may become available for the grant of new stock awards under the 2018 Plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the 2018 Plan may be previously unissued shares or reacquired shares bought by us on the open market. As of the date hereof, no awards have been granted and no shares of our common stock have been issued under the 2018 Plan.

Administration. Our Board, or a duly authorized committee thereof, has the authority to administer the 2018 Plan. Our Board may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to be recipients of certain stock awards, and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the 2018 Plan, our Board or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

The plan administrator has the authority to modify outstanding awards under our 2018 Plan. Subject to the terms of our 2018 Plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2018 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2018 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2018 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, all options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Tax Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans and the stock plans of any of our affiliates may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) services rendered to us or our affiliates, or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. A restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock that has not vested will be forfeited or repurchased by us upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2018 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the 2018 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. The 2018 Plan permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to a covered executive officer imposed by Section 162(m) of the Code. To help assure that the compensation attributable to performance-based awards will so qualify, our Compensation Committee can structure such awards so that stock or cash will be issued or paid pursuant to such award only after the achievement of certain pre-established performance goals during a designated performance period.

The performance goals that may be selected include one or more of the following: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (9) total stockholder return; (10) return on equity or average stockholder’s equity; (11) return on assets, investment, or capital employed; (12) stock price; (13) margin (including gross margin); (14) income (before or after taxes); (15) operating income; (16) operating income after taxes; (17) pre-tax profit; (18) operating cash flow; (19) sales or revenue targets; (20) increases in revenue or product revenue; (21) expenses and cost reduction goals; (22) improvement in or attainment of working capital levels; (23) economic value added (or an equivalent metric); (24) market share; (25) cash flow; (26) cash flow per share; (27) cash balance; (28) cash burn; (29) cash collections; (30) share price performance; (31) debt reduction; (32) implementation or completion of projects or processes (including, without limitation, discovery of a preclinical drug candidate, recommendation of a drug candidate to enter a clinical trial, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions (such as IND, BLA and NDA), regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (33) stockholders’ equity; (34) capital expenditures; (35) financings; (36) operating profit or net operating profit; (37) workforce diversity; (38) growth of net income or operating income; (39) employee retention; (40) initiation of studies by specific dates; (41) budget management; (42) submission to, or approval by, a regulatory body (including, but not limited to the FDA) of an applicable filing or a product; (43) regulatory milestones; (44) progress of internal research or development programs; (45) progress of partnered programs; (46) partner satisfaction; (47) timely completion of clinical trials; (48) milestones related to research development (including, but not limited to, preclinical and clinical studies), product development and manufacturing; (49) expansion of sales in additional geographies or markets; (50) research progress, including the development of programs; (51) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (52) filing of patent applications and granting of patents; and (53) and to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by our Board.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (1) in the award agreement at the time the award is granted or (2) in any other document setting forth the performance goals at the time the goals are established, we will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (a) to exclude restructuring and/or other nonrecurring charges; (b) to exclude exchange rate effects; (c) to exclude the effects of changes to generally accepted accounting principles; (d) to exclude the effects of any statutory adjustments to corporate tax rates; (e) to exclude the effects of any “items of an unusual nature or of infrequency of occurrence or non-recurring items” as determined under generally accepted accounting principles; (f) to exclude the dilutive effects of acquisitions or joint ventures; (g) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (h) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (i) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (j) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (k) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (l) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (m) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the FDA or any other regulatory body. In addition, we retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure. In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2018 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of ISOs, (4) the class and maximum number of shares subject to stock awards that can be granted to any person in a calendar year (as established under the 2018 Plan pursuant to Section 162(m) of the Code), and (5) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. In the event of certain specified significant corporate transactions (or a change in control, as described below), the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;
•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;
•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the transaction;
•	arrange for the lapse of any reacquisition or repurchase right held by us;
•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board may deem appropriate; or
•

make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award immediately prior to the effective time of the transaction, over (b) the exercise price otherwise payable by the participant in connection with such exercise.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the 2018 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our assets, (2) a sale or other disposition of more than 50% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control. In addition to the above, the plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. Under the 2018 Plan, a change in control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity (or its parent); (3) a consummated sale, lease, exclusive license or other disposition of all or substantially of our assets; (4) a complete dissolution or liquidation of the Company, except for a liquidation into a parent corporation; or (5) when a majority of our Board becomes comprised of individuals who were not serving on our Board on the date of adoption of the 2018 Plan, or the incumbent board, or whose nomination, appointment, or election was not approved by a majority of the incumbent board then still in office.

Amendment and Termination. Our Board has the authority to amend, suspend, or terminate our 2018 Plan, provided that such action does not impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the 10th anniversary of the date our Board adopted our 2018 Plan.

2009 Equity Incentive Plan

Our Board and our stockholders approved our 2009 Equity Incentive Plan in November 2009. The 2009 Plan was subsequently amended by our Board and stockholders, most recently in August 2012. As of December 31, 2018, there were outstanding stock options covering a total of 2,582,965 shares that were granted under our 2009 Plan and no additional shares available for grant under the 2009 Plan.

No additional awards will be granted under the 2009 Plan, and all outstanding awards granted under the 2009 Plan that are repurchased, forfeited, expire or are canceled will become available for grant under the 2018 Plan in accordance with its terms.

If a stock award granted under the 2009 Plan is forfeited to us or repurchased by us because of the failure to meet a contingency or condition required for vesting, such shares will become available for subsequent issuance under the 2018 Plan. In addition, shares withheld to satisfy income or employment withholding taxes and shares used to pay the exercise price of a stock option will become available for the grant of new stock awards under the 2018 Plan. Shares issued under the 2009 Plan may be authorized but unissued or reacquired common stock.

Administration. Our Board, or a duly authorized committee thereof, has the authority to administer the 2009 Plan. Subject to the terms of the 2009 Plan, our Board or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

The plan administrator has the authority to modify outstanding awards under our 2009 Plan. Subject to the terms of our 2009 Plan, the plan administrator has the authority to reduce the exercise price of any outstanding stock option, cancel any outstanding stock option in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2009 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2009 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2009 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionholder may generally exercise any vested options for a period of three months following the cessation of service, with respect to employee optionholders. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be as determined by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will or by the laws of descent and distribution.

Changes to Capital Structure. In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (a) the class and maximum number of shares reserved for issuance under the 2009 Plan, (b) the class and maximum number of shares that may be issued upon the exercise of ISOs, and (c) the class and number of shares and price per share of stock subject to all outstanding stock awards.

Corporate Transactions. In the event of a change in control, unless otherwise provided in a stock award or other written agreement between us and the holder of a stock award, each stock award will be treated as the plan administrator determines, arranging for the assumption or substitution of a stock award by a successor entity. If the successor entity does not assume or substitute for the stock award, the vesting and exercisability, if applicable, of the stock award will accelerate in full.

Our plan administrator is not obligated to treat all stock awards or portions thereof or all holders of stock awards, even those that are of the same type, in the same manner.

Under the 2009 Plan, a change in control is generally the occurrence of (1) any transaction or series of related transactions in which in excess of 50% of our voting power is transferred; (2) the replacement of a majority of the members of our Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board prior to the date of such appointment or election; or (3) the acquisition by a third party of our assets that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition.

Change in Control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control.

Amendment and Termination. Our Board has the authority to amend, alter, suspend, or terminate our 2009 Plan, provided that such action does not impair the existing rights of any participant without such participant’s written consent.

2018 Employee Stock Purchase Plan

The 2018 Employee Stock Purchase Plan, or ESPP, will become effective when the Board determines to make this benefit available to employees. The purpose of the ESPP is to retain the services of new employees and secure the services of new and existing employees while providing incentives for such individuals to exert maximum efforts toward our success and that of our affiliates.

Share Reserve. The ESPP authorizes the issuance of 208,050 shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, beginning on January 1, 2019 and continuing through and including January 1, 2028 by 2% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. As of the date hereof, no shares of our common stock have been purchased under the ESPP.

Administration. Our Board has delegated its authority to administer the ESPP to our Compensation Committee. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering may be terminated under certain circumstances.

Payroll Deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. Unless otherwise determined by our Board, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of a share of our common stock on the first date of an offering or (b) 85% of the fair market value of a share of our common stock on the date of purchase.

Limitations. Employees may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by our Board: (a) customarily employed for more than 20 hours per week, (b) customarily employed for more than five months per calendar year or (c) continuous employment with us or one of our affiliates for a period of time (not to exceed two years). No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value pursuant to Section 424(d) of the Code.

Changes to Capital Structure. In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction, the Board will make appropriate adjustments to (a) the class and number of shares reserved under the ESPP, (b) the class and maximum number of shares by which the share reserve may increase automatically each year, (c) the class and number of shares and purchase price of all outstanding offerings and purchase rights and (d) the class and number of shares that are the subject of the purchase limits under each ongoing offering.

Corporate Transactions. In the event of certain significant corporate transactions, including the consummation of: (1) a sale or other disposition of all or substantially all of our assets, (2) the sale or other disposition of more than 50% of our outstanding securities, (3) a merger, consolidation or similar transaction where we do not survive the transaction, and (4) a merger, consolidation or similar transaction where we do survive the transaction but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within 10 business days prior to such corporate transaction, and such purchase rights will terminate immediately after such purchase.

Plan Amendments, Termination. Our Board has the authority to amend or terminate our ESPP, provided that, except in certain circumstances, any such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

Non-Employee Director Compensation

The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2018 to each of our non-employee directors:

Name (1)	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(2)(3)(4)	Total ($)
David E. Friedman	$50,000	$350,000	$400,000
Robert W. Pearson	$50,000	$350,000	$400,000

(1)	Director John N. Bonfiglio joined our Board in February 2019.

(2)

Before being amended in November 2018, our Non-Employee Director Compensation Policy provided for a cash payment of $25,000 and an equity award with a value of $175,000 to be made to each non-employee director each year. In 2018, we made two such payments and stock option awards to each of our non-employee directors, in recognition of their Board service in 2018 and in previous years. One of the options granted to each non-employee director was fully vested on the date of grant; the second option granted to each non-employee director will vest as to the shares subject to the option upon the earlier of (i) the one-year anniversary of the grant date and (ii) the day prior to the next annual stockholder meeting occurring after the grant date.

(3)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted in 2018 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 7 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. These amounts do not reflect the actual economic value that will be realized by the non-employee director upon the vesting of the stock option awards, the exercise of the stock option awards or the sale of the common stock underlying such stock option awards.

(4)

As of December 31, 2018, the aggregate number of shares outstanding under all options to purchase our common stock held by our non-employee directors were: Mr. Friedman: 509,423 shares; and Mr. Pearson: 509,423 shares.

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board and committees of our Board.

Our Board adopted a non-employee director compensation policy in April 2018 that became effective in connection with our initial public offering, was amended in November 2018 and is applicable to all of our non-employee directors. This compensation policy provides that non-employee directors will receive the following compensation elements, as applicable, for service on our Board and its committees:

•	an annual cash retainer of $40,000;

•	an additional annual cash fee of $20,000 for service as Chair of the Audit Committee;

•	an additional annual cash fee of $10,000 for service as a member of the Audit Committee (other than the Chair of the Audit Committee);

•	an additional annual cash fee of $10,000 for service as Chair of the Compensation Committee;

•	an additional annual cash fee of $5,000 for service as a member of the Compensation Committee (other than the Chair of the Compensation Committee);

•	an additional annual cash fee of $10,000 for service as Chair of the Nominating and Corporate Governance Committee;

•	an additional annual cash fee of $5,000 for service as a member of the Nominating and corporate Governance Committee (other than the Chair of the Nominating and Corporate Governance Committee);

•

for each non-employee director who first joins our Board, an initial option grant to purchase shares of our common stock with a value of $80,000, prorated monthly for the period between the date of our last annual meeting of stockholders and the date such non-employee director first joins our Board, on the date of commencement of service on the board; and

an annual option grant to purchase shares of our common stock having a value of $80,000 for each non-employee director serving on the Board on the date of our annual stockholder meeting.

Each annual cash retainer and each additional annual cash fee will be paid quarterly in arrears on a prorated basis.

Each initial option grant and each annual option grant will vest as to all of the shares subject to the option upon the earlier of (i) the one-year anniversary of the grant date and (ii) the day prior to the next annual stockholder meeting occurring after the grant date.

Each of the option grants described above will vest and become exercisable subject to the director’s continuous service to us, provided that each option will vest in full upon a change in control (as defined under our 2018 Plan). The term of each option will be 10 years, subject to earlier termination as provided in the 2018 Plan. The options will be granted under our 2018 Plan, the terms of which are described in more detail above under “—Equity Benefit Plans—2018 Equity Incentive Plan.”

RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2016 to which we have been a party, in which the amount involved in the transaction exceeded 1% of the average of our total assets at December 31, 2018 and 2017, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Officer and Director Compensation.”

Issuances of Securities to Domecq Sebastian, LLC

In April 2016, we issued an option to purchase 161,396 shares of our common stock with an exercise price of $0.96 per share, to Domecq Sebastian, LLC, the beneficial owner of more than 5% of a class of our voting securities which is affiliated with David Nance, a former director and officer who is now deceased, in exchange for services provided by that entity.

Loan from Domecq Sebastian, LLC

On December 8, 2017, we received a loan from Domecq Sebastian, LLC in the amount of $200,000 and executed a Promissory Note under which we agreed to repay the loan on or before March 31, 2018, with interest at a rate of 15% per annum. The note carried a 18% default interest on amounts paid after the maturity date. We repaid this note in April 2018 with a portion of the proceeds of the initial public offering of our common stock.

Purchase of Shares in Our Initial Public Offering by Christy Mallinson Nance

Christy Mallinson Nance, who holds voting and dispositive power over the securities held by Domecq Sebastian, LLC, purchased an aggregate of 50,000 shares of our common stock in our initial public offering in April 2018.

Issuances of Securities to Jack A. Roth, MD, FACS

Pursuant to a Consulting Agreement between us and Jack A. Roth, MD, FACS, the beneficial owner of more than 5% of a class of our voting securities and the Chairman of our SMA Board, we issue to Dr. Roth shares of our common stock each year. We issue these shares to Dr. Roth at the beginning of each calendar quarter. Under this arrangement, we issued to Dr. Roth an aggregate of 133,683 shares of our common stock in each of 2016 and 2017 and an aggregate of 76,842 shares of our common stock in 2018.

Purchase of Shares in Our Initial Public Offering by JREG Investments, Ltd.

JREG Investments, Ltd., an affiliate of Dr. Roth, purchased an aggregate of 40,000 shares of our common stock in our initial public offering in April 2018.

Issuances of Securities to Viet-An Hoan Ly

Stock

From February 2015 to December 31, 2017, we entered into a series of subscription agreements with various investment funds affiliated with Viet-An Hoan Ly, who is, together with his affiliated investment funds, a beneficial owner of more than 5% of a class of our voting securities, pursuant to which we issued and sold to such entities an aggregate of 687,621 shares of our common stock at a purchase price of $5.29 per share, and received gross proceeds of approximately $3.6 million.

Warrants to Purchase Common Stock

In November 2016, we issued to Mr. Ly a warrant exercisable for an aggregate of 542,656 shares of our common stock, with an exercise price of $5.29 per share. The purchase price of the warrant was $8,119. That warrant is currently exercisable, expires on November 1, 2026, and is currently outstanding.

In July 2018, we issued (a) a warrant to purchase 425,000 shares of common stock at an exercise price of $5.00 per share to Cancer Revolution, LLC, and (b) a warrant to purchase 144,352 shares of common stock at an exercise price of $5.00 per share to Inception Capital Management, LLC, each of which is an entity affiliated with Mr. Ly, in conjunction with past and future services provided to us. These warrants are currently exercisable, expire on July 27, 2023, and are currently outstanding.

Options to Purchase Common Stock

In April 2016, we granted to Mr. Ly an option to purchase 56,815 shares of our common stock, with an exercise price of $0.96 per share. This option was fully vested at the time of grant and is currently outstanding.

Loan from Viet-An Hoan Ly

On March 9, 2018, we received a loan from Viet Ly in the amount of $25,000 and executed a Promissory Note under which we agreed to repay the loan on or before June 9, 2018, with no interest rate if paid prior to maturity and a rate of 10% per annum if not paid on maturity. We repaid this note in April 2018 with a portion of the proceeds of the initial public offering of our common stock.

Services Provided by Confer Capital, Inc.

We paid $65,000 in 2016 to Confer Capital, Inc., an entity affiliated with Ryan Confer, our Chief Financial Officer. Confer Capital, Inc. provided strategic, financial, and executive managerial services to us at times when Ryan Confer was not our employee.

Royalty Payments to Introgen Research Institute, Inc.

Pursuant to an Amended Collaboration and Assignment Agreement dated July 1, 2011 between us and Introgen Research Institute, Inc., or IRI (the “2011 IRI Collaboration Agreement”), we are obligated to IRI a royalty of 1% of net sales of licensed products and 1% of certain other payments received by us, with respect to intellectual property owned by MD Anderson and licensed to us by IRI. This royalty obligation continues for 21 years after the later of the termination of the MD Anderson License Agreement and the termination of the Technology Sublicense Agreement. IRI is affiliated with Rodney Varner, our Chief Executive Officer and the Chairman of our Board. We made no payments under the 2011 IRI Collaboration Agreement in 2017 or 2018.

Loan from Rodney Varner

On March 28, 2018, we received a loan from Rodney Varner in the amount of $45,000 and executed a Promissory Note under which we agreed to repay the loan on or before April 6, 2018, with no interest rate if paid prior to maturity and a rate of 10% per annum if not paid on maturity. We repaid this note prior to the maturity date with a portion of the proceeds from the initial public offering of our common stock.

Purchase of Shares in Our Initial Public Offering by Rodney Varner

Mr. Varner purchased an aggregate of 10,000 shares of our common stock in our initial public offering in April 2018.

Employment and Consulting Arrangements

In August 2018, we entered into a consulting agreement with Viet-An Hoan Ly, pursuant to which we agreed to pay Mr. Ly $175,000 per year, which amount may vary as determined by Mr. Ly and us, for strategic consulting services.

In May 2018, we entered into an amended and restated employment agreement with Julien Pham, our President and Chief Operating Officer. This agreement amended and restated an employment agreement we entered into with Dr. Pham in October 2016. The amended and restated employment agreement is described in the section titled “Executive Officer and Director Compensation.”

In April 2018, we entered into an employment agreement with each of Rodney Varner, our Chief Executive Officer and Ryan Confer, our Chief Financial Officer, each of which employment agreements became effective upon the closing of the initial public offering of our common stock. These agreements are described in the section titled “Executive Officer and Director Compensation.”

Pursuant to a Consulting Agreement dated November 5, 2009, we pay to Jack A. Roth, MD, FACS, annual cash fees at the highest amount which is consistent with the policies of MD Anderson, increased annually by a percentage equal to the automatic cost of living adjustment set forth for Social Security. Under this arrangement, we paid Dr. Roth an aggregate of $192,191 in 2016, $197,192 in 2017, and $200,694 in 2018.

Stock Options Granted to Executive Officers and Directors

We have granted stock options and shares of our common stock to our executive officers and directors.

In April 2016, we granted Rodney Varner an option to purchase 645,572 shares of common stock and we granted to each of Ryan Confer, David Friedman and Robert Pearson an option to purchase 161,396 shares of common stock, each at an exercise price of $0.96 per share. Each option was fully vested on the date of grant.

In November 2016, we granted Julien Pham an option to purchase 162,800 shares of common stock, at an exercise price of $5.29 per share. The option vests at a rate of 1/48 of the shares subject to the option each month following October 26, 2016.

Also in November 2016, we granted Ryan Confer an option to purchase 86,894 shares of common stock, at an exercise price of $5.29 per share. Each option was fully vested on the date of grant.

In May 2017, we granted an award of 73,526 shares of common stock to Ryan Confer in consideration of past services. Each of these shares had a value of $5.29 per share and was fully vested on the date of grant.

In May 2018, we granted Julien Pham an option to purchase 659,346 shares of common stock, at an exercise price of $9.80 per share. One-half of the options (the “Time Based Options”) vest based on Dr. Pham’s continued employment, with one-third of these options vesting on May 23, 2019, and the remaining two-thirds vesting in equal quarterly installments over the following two years.  The other one-half of the options vest based on achievement, within time periods specified by our Board, of performance goals specified by our Board.

Also in May 2018, we granted Ryan Confer an option to purchase 327,236 shares of common stock, at an exercise price of $9.80 per share. The options vest based on Mr. Confer’s continued employment, with one-third of these options vesting on May 23, 2018, and the remaining two-thirds vesting in equal quarterly installments over the following three years.

In November 2018, we granted an option to purchase 551,284 shares to Rodney Varner, at an exercise price of $2.15 per share. The option was fully vested on the date of grant.

In November 2018, we made cash payments totaling $50,000 to each of David E. Friedman and Robert W. Pearson. We also granted to each of Mr. Friedman and Mr. Pearson two stock options, each to purchase 101,156 shares of our common stock, at an exercise price of $2.15 per share.  One option granted to each non-employee director was fully vested on the date of grant; the other will vest as to the shares subject to the option upon the earlier of (i) the one-year anniversary of the grant date and (ii) the day prior to the next annual stockholder meeting occurring after the grant date.

Indemnification Agreements

We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers.

Policies and Procedures for Transactions with Related Persons

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds the lesser of $120,000 and one percent of the average of our total assets for our last two completed fiscal years.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than five percent of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or another independent body of our Board takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

HOUSEHOLDING OF PROXY MATERIALS

If you and other residents at your mailing address own shares of the Company’s common stock through a broker or other nominee, you may have elected to receive only one copy of this proxy statement and the Company’s Annual Report. If you and other residents at your mailing address own shares of common stock in your own names, you may have received only one copy of this proxy statement and the Annual Report, unless you provided the Company’s transfer agent with contrary instructions. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. You may promptly obtain an additional copy of this proxy statement, enclosed proxy card and our Annual Report by sending a written request to Genprex, Inc., attention Secretary, Dell Medical Center, Health Discovery Building, 1601 Trinity Street, Building B, Suite 3.322, Austin TX 78712 or by calling us at (512) 537-7997. If you hold your shares through a broker or other nominee and wish to discontinue householding or to change your householding election, you may do so by contacting your broker. If you hold shares in your own name and wish to discontinue householding or change your householding election, you may do so by contacting V Stock Transfer, LLC, by telephone at (855) 9VSTOCK.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Rodney Varner
Rodney Varner
Chief Executive Officer

May 3, 2019

Genprex ANNUAL MEETING OF GENPREX, INC. Date: Monday, June 10, 2019 Time: 10:30 A.M. (Central Daylight Time) Place: W2O Group, 507 Calles Street, Suite 112, Austin, TX 78702 See Voting Instruction on Reverse Side. Please make your marks like this: Use dark black pencil or pen only The Board of Directors recommends a vote FOR the Election of the Director in proposal 1 and FOR proposal 2. 1: Election of Class II Director For Withhold Directors Recommend 01 Robert W. Pearson For For Against Abstain 2: To ratify the selection by the Audit Committee of the Board of Directors of Daszkal Bolton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019. For 3: To conduct any other business properly brought before the meeting. To attend the meeting and vote your shares in person, please mark this box. Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy Please separate carefully at the perforation and return just this portion in the envelope provided. Genprex Annual Meeting of Genprex, Inc. to be held on Monday, June 10, 2019 for Holders as of April 25, 2019 This proxy is being solicited on behalf of the Board of Director INTERNET VOTE BY: Call TELEPHONE 866-356-9132 Go To www.proxypush.com/GNPX • Cast your vote online. • View meeting documents. OR MAIL Use any touch-tone telephone. Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions. OR Mark, sign and date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Rodney Varner and Ryan Confer, and each of them, as the proxies and true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes each of them to vote all the shares of capital stock of Genprex, Inc. that the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEE IN PROPOSAL 1 AND FOR PROPOSAL 2. PROXY TABULATOR FOR Genprex, Inc. P.O. BOX 8016

CARY, NC 27512-9903

Revocable Proxy — Genprex, Inc. Annual Meeting of Stockholders Monday, June 10, 2019 10:30 a.m. (Central Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Rodney Varner and Ryan Confer, each with full power of substitution, as proxies and true and lawful attorneys of the undersigned, and to vote all shares of common stock of Genprex, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders on Monday, June 10, 2019, at 10:30 a.m. at the offices of W2O Group at 507 Calles Street, Suite 112, Austin, Texas 78702, and any and all adjournments thereof, as set forth below and in their discretion on such other matters as may be properly brought before the meeting or any adjournment thereof. This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR the election of the director nominee specified in Proposal 1 and FOR Proposal 2. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) Please separate carefully at the perforation and return just this portion in the envelope provided.